Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-12749 on Form S-8 of IPSCO, Inc. of our report dated March 8, 2006 relating to the financial statements of NS Group, Inc., and subsidiaries appearing in this Form 8-K/A of IPSCO, Inc.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 12, 2007